                                                                    EXHIBIT 99.8



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


Pursuant to Section 230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-4 (the "Registration Statement") of United States Steel LLC ("United State Steel") and USX Corporation ("USX") relating to the offers by United States Steel to exchange United States Steel Senior Quarterly Income Debt Securities due 2031 for (i) 6.50% Cumulative Convertible Preferred Stock of USX Corporation, (ii) 6.75%Convertible Quarterly Income Preferred Securities of USX Capital Trust I and (iii) 8.75% Cumulative Monthly Income Preferred Shares, Series A, of USX Capital LLC, the undersigned hereby consents to being named in the prospectus which forms a part of the Registration Statement as a person who is expected to become a director of USX (to be renamed Marathon Oil Corporation) upon, or shortly before, the effectiveness of the proposed separation of the businesses represented by the U.S. Steel Group of USX from USX. As of the effective time of the Registration Statement, the undersigned will not be a member of the Board of Directors of USX and will not be required to sign the Registration Statement.


Date:     9/27/01
      ---------------

                                           /s/ DAVID A. DABERKO
                                           -------------------------------------
                                           David A. Daberko

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


Pursuant to Section 230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-4 (the "Registration Statement") of United States Steel LLC ("United State Steel") and USX Corporation ("USX") relating to the offers by United States Steel to exchange United States Steel Senior Quarterly Income Debt Securities due 2031 for (i) 6.50% Cumulative Convertible Preferred Stock of USX Corporation, (ii) 6.75%Convertible Quarterly Income Preferred Securities of USX Capital Trust I and (iii) 8.75% Cumulative Monthly Income Preferred Shares, Series A, of USX Capital LLC, the undersigned hereby consents to being named in the prospectus which forms a part of the Registration Statement as a person who is expected to become a director of USX (to be renamed Marathon Oil Corporation) upon, or shortly before, the effectiveness of the proposed separation of the businesses represented by the U.S. Steel Group of USX from USX. As of the effective time of the Registration Statement, the undersigned will not be a member of the Board of Directors of USX and will not be required to sign the Registration Statement.


Date:    9-27-01
     ---------------

                                           /s/ DENNIS H. REILLEY
                                           -------------------------------------
                                           Dennis H. Reilley